UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

KALA BIO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 30, 2025, KALA BIO, Inc. (the “Company”) entered into a settlement agreement with Baker Bros. Advisors LP (“Baker Bros.”) under which the Company agreed to issue 900,000 shares of its common stock, par value $0.001 per share (“Common Stock”) to resolve certain claims relating to participation rights under prior financing arrangements (the “Baker Settlement”). In connection with the Baker Settlement, the Company and Baker Bros. also entered into a voting agreement (the “Baker Voting Agreement”) under which Baker Bros. granted an irrevocable proxy in favor of the Company to vote the settlement shares and other specified shares in line with the Company’s board of director’s recommendations for a period of six months.

On December 30, 2025, the Company also entered into a settlement agreement with LifeSci Capital LLC (“LifeSci”) under which the Company agreed to issue 2,200,000 shares of Common Stock to settle certain payment obligations for financial advisory services (the “LifeSci Settlement”).

On December 30, 2025, the Company also entered into a consulting agreement and a settlement agreement with Delaware IR LLC (“Delaware IR”). Under the consulting agreement, Delaware IR agreed to provide marketing and advertising services for a six-month term for $600,000. Under the settlement agreement, the Company agreed to issue 1,100,000 shares of Common Stock to settle the outstanding $600,000 amount owed under the consulting agreement, with a make-whole mechanic tied to ultimate net sale proceeds from the future sales of the 1,100,000 shares of Common Stock (the “Delaware IR Settlement”).

The foregoing descriptions of the Baker Settlement, the Baker Voting Agreement, the LifeSci Settlement and the Delaware IR Settlement are not complete and are qualified in their entirety by reference to the full text of each, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On December 30, 2025, the Company issued an aggregate of 4,600,000 shares of Common Stock in private, unregistered transactions, including (i) 900,000 shares to Baker Bros. pursuant to the Baker Settlement, (ii) 2,200,000 shares to LifeSci pursuant to the LifeSci Settlement, and (iii) 1,100,000 shares to Delaware IR pursuant to the Delaware IR Settlement. The remaining 400,000 shares of Common Stock were issued to employees. The Company issued the shares in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure

On January 5, 2026, the Company issued a press release regarding (i) the payment of $2 million to Oxford Finance, LLC as described in the Company’s Current Report on Form 8-K filed on January 2, 2026 and (ii) the issuance of the 400,000 shares of Common Stock to employees described in this Current Report.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release, dated December 30, 2025, by and between KALA BIO Inc. and Baker Bros. Advisors LP.
10.2	Voting Agreement, dated December 30, 2025, by and between KALA BIO Inc. and Baker Bros. Advisors LP.
10.3	Settlement Agreement and Mutual Release, dated December 30, 2025, by and between KALA BIO Inc. and LifeSci Capital LLC.
10.4	Settlement Agreement, dated December 30, 2025, by and between KALA BIO Inc. and Delaware IR LLC.
99.1	Press Release, dated January 5, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: January 6, 2026	By:	/s/ David Lazar
David Lazar
Chief Executive Officer

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